UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2021

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 Evergreen Way, Everett, Washington 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (425) 257-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2021, Mr. Andrew Dale, a member of the board of directors (the “Board”) of Coastal Financial Corporation (the “Company” or “Coastal”), notified the Company that he will not stand for reelection to the Board at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Mr. Dale’s resignation will be effective May 24, 2021.  Mr. Dale is currently a member of both the Audit Committee and Credit Committee of the Board, and will serve in his current positions until the 2021 Annual Meeting.

Mr. Dale has served on the Board since 2011, providing years of valuable contributions to the Company.  Mr. Dale is the Managing Principal of Montlake Capital LLC, a private equity firm based in Seattle, Washington, a position he has held since 1999.  He currently serves on the board of directors or managers for multiple Montlake portfolio companies.  Mr. Dale noted, “I have enjoyed working with the Coastal team and take pride in the growth and success the Company realized during my tenure.  I wish the entire Coastal team all the best moving forward.”

“Andy has been a valuable member of the Board and has been instrumental in the success of the Company over the last 10 years”, said Christopher Adams, Chair of the Board.  “We are grateful for his service, professionalism and contributions to the Company.”

Mr. Dale’s decision not to stand for reelection to the Board was not based on any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: March 23, 2021	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer